April 20, 2000

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N. W.
Washington, D. C.  20549

Re:      Hibernia Corporation
         Current Report on Form 8-K
         Commission File No. 1-10294

Dear Sirs:

     Pursuant to rules and regulations adopted under the Securities Exchange Act of 1934, as amended (the "Act"), transmitted hereby for filing, on behalf of Hibernia Corporation (the "Company"), is a Current Report on Form 8-K.

Pursuant to Section 13(a) of the Act, by copy hereof we are filing with the New York Stock Exchange, the national securities exchange on which the Common Stock of the Company is listed and traded, two complete copies, including exhibits. Pursuant to General Instruction E to Form 8-K, one such complete copy being filed with the Exchange has been manually signed on behalf of the Company.

     Please call the undersigned at (504) 533-2486 if you have any questions concerning this filing.

                                                     Very truly yours,


                                                     /s/Patricia C. Meringer
                                                     Patricia C. Meringer
                                                     Corporate Counsel and
                                                     Secretary

PCM/mch
Enclosure

cc: John Kiesel

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2000
                                                ________________
                                                  April 5, 2000



                              Hibernia Corporation

            (Exact name of issuer as specified in its charter)




 Louisiana                       1-10294                    72-0724532
(State or other                  (Commission                (IRS Employer
jurisdiction of                  File Number)               Identification No.)
organization)



313 Carondelet Street, New Orleans, Louisiana      70130
(Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code (504) 533-5333

Item 5.   Other Events.

        On April 5, 2000, Hibernia Corporation's board of directors authorized the company to begin a buyback of up to 7.5 million common shares over the next 12 months. The press release announcing the purchase is attached to this Report as an Exhibit.


                                 EXHIBIT INDEX

Exhibit                                                          Page
Number               Description                                 Number

99.5                 News Release issued by the Registrant
                     on April 5, 2000                               1


                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HIBERNIA CORPORATION
                                  (Registrant)

Date:  April 18,2000                           By:  /s/Patricia C. Meringer
                                                    Patricia C. Meringer
                                                    Corporate Counsel and
                                                    Secretary

EXHIBIT 99.5

                             N E W S R E L E A S E

For IMMEDIATE Release April 5, 2000
MEDIA INQUIRIES:                                 INVESTOR INQUIRIES:
Jim Lestelle - Senior Vice President             Trisha Voltz--Vice President
and Manager, Corporate Communications            and Manager, Investor Relations
Office: (504) 533-5482;                          Office:   (504)   533-2180;
Home: (504) 488-8826                             Home:   (504) 738-9852
E-mail: jlestelle@hibernia.com                   E-mail: tvoltz@hibernia.com


                  Hibernia Announces 7.5-Million-Share Buyback

          Concurs with First-Quarter StreetEstimate of $0.31, up 72%;
                Net Income Expected To Be A Record $50.1 million

        NEW ORLEANS - Hibernia Corporation's board of directors has authorized the company to begin a buyback of up to 7.5 million common shares over the next 12 months, the company announced today. The action was taken after considering the value of reinvesting in the company in light of the currently under-valued banking sector.

        At the same time, the company provided first-quarter earnings guidance, saying it expects to report record net income of $50.1 million. Earnings per common share are expected to total $0.31, up 72% from the year-ago quarter, or $0.33 per common share on a cash basis. Cash-basis net income per common share excludes amortization of purchase accounting intangibles.

         "A capital management strategy centered on a buyback makes good sense at this time," said Stephen A. Hansel, Hibernia's president and chief executive officer. The result of completing the program at current stock prices would be to lower the company's leverage ratio to a range of 7.60% to 7.75%. This range would continue to be well above the 7.21% recent average for bank holding companies larger than $10 billion. The 7.5-million-share buyback would represent 4.7% of current shares outstanding, if completed.

        In its earnings guidance, the company noted $0.31 per common share for the first quarter is in line with investment analysts' projections and is 72% higher than the $0.18 per common share reported in the year-ago quarter and 3% higher than fourth-quarter 1999. A complete first-quarter earnings release is scheduled for Thursday, April 13.

        For the first quarter, Hibernia expects to report a provision for loan loss expense of $16.3 million, exceeding net charge-offs by $5.2 million and resulting in a 1.42% ratio of reserves to loans.

        "We also expect to see modestly better coverage and non-performing-asset ratios tha at year-end," Hansel said. After completing the purchase of three offices from Compass Bank in Central Texas, Hibernia would be a $15.8-billion-asset organization with 253 offices in 33 Louisiana parishes and 15 Texas counties. It is the leading bank in Louisiana with 22.3% statewide market share and is either first, second or third in 31 Louisiana parishes and seven Texas counties. Eighty percent of Louisiana's population and 84% of its deposits are in Hibernia markets. The company's common stock (HIB) is listed on the New York Stock Exchange.